Exhibit 99.1

Servotronics’ Board Appoints Two New Independent Directors,
Names Non-Executive Chairman and Accelerates Expiration of its

Shareholder Rights Plan

Elma, NY – The Board of Servotronics, Inc. (NYSE American – SVT) announced the appointment of two new independent directors and a non-executive Chairman, as well as the accelerated expiration of the company’s shareholder rights plan.

Evan Wax, Managing Member of one of Servotronics’ largest shareholders, Wax Asset Management LLC, and retired public company finance and business executive Karen L. Howard have joined the Board as independent directors. In addition, sitting independent director Christopher M. Marks was appointed Chairman of the Board.

Today’s announcements follow Servotronics’ previously disclosed appointment of William F. Farrell, Jr. to serve as Chief Executive Officer and a director of the company. All of these appointments are effective as of April 25, and the Board intends to nominate each of them for election at Servotronics’ next annual meeting of shareholders as part of a six-person slate that is expected to include incumbents Edward C. Cosgrove, Esq. and Lucion P. Gygax.

The Board has also approved an amendment to the company’s shareholder rights plan to accelerate its expiration date to April 26, 2022, effectively terminating the “poison pill” that had previously been set to expire on October 15, 2022.

“Servotronics recognized, publicly acknowledged and initiated action on the need for governance changes last year. This included announcing a search for a new CEO with advanced manufacturing and aerospace experience and beginning the process of recruiting new independent directors to add diversity and perspective to the Board,” Mr. Marks said. “We believe these changes will help ensure that the Board is well equipped to represent the interests of all of its common stockholders. Much important work remains to be done, and with the latest additions of highly experienced and proven leaders to our Board and executive team, coupled with other governance changes announced today, we believe the company is well positioned for growth, operational success and shareholder value creation.”

The company also announced today that Jason T. Bear tendered his resignation as a director, effective April 25. Mr. Marks said, “We thank Jason for his valuable service to Servotronics over the last five years, and particularly for his leadership as Nominating and Corporate Governance Committee Chair through the CEO-search and Board-refreshment process. We wish him the very best as he returns his full professional attention to the marketing business he founded and continues to lead as its CEO.”

As previously disclosed on December 27, 2021, the Board does not intend to renominate the company’s former Chairman and CEO Kenneth D. Trbovich for election to the Board at the next annual meeting of shareholders.

Independent Director Evan Wax

Mr. Wax, 40, was appointed to the Servotronics Board in April 2022. He is Managing Member of Wax Asset Management LLC in Madison, CT, which has held Servotronics common stock since October 2014 and most recently disclosed beneficial ownership of 158,615 of the company’s shares, or 6.37% of shares outstanding. Wax Asset Management employs a long-term value based investment strategy. By investing in a concentrated portfolio of equities its goal is to generate capital appreciation and superior risk adjusted returns over time. Prior to founding Wax Asset Management in 2011, Mr. Wax was Managing Director and Head Trader at Hayground Cove Asset Management where he was also a member of the investment committee and risk committee. Prior to that, he worked as a Financial Analyst at Goldman Sachs. Mr. Wax graduated from Yale University where he received a B.A. in Economics.

Independent Director Karen L. Howard

Ms. Howard, 59, was appointed to the Servotronics Board in April 2022. She has more than 30 years of professional experience as an advisor to and finance executive with public companies, as well as a proven record of board leadership. She retired in 2020 after serving for seven years as Executive Vice President of Kei Advisors LLC, an investor relations and business advisory firm serving micro-, small- and mid-cap public company executives and boards across the United States. Previously, she served for 17 years with Columbus McKinnon Corporation, including as Vice President of Strategic Initiatives, Vice President and Chief Financial Officer, and earlier roles as Treasurer and Controller of the publicly traded global manufacturer of material handling products and solutions. Prior to that, she was a certified public accountant with Ernst & Young LLP. Ms. Howard serves as a member of the Board of Directors of Highmark Western and Northeastern New York Inc. (formerly HealthNow New York Inc.), a regional health care company with about $3.1 billion in revenue. She also chairs its audit committee. Active in the Western New York community, Ms. Howard serves on the Niagara University Board of Trustees where she also chairs its investment committee. She also serves on the Seneca Street Community Development Corp. Board of Directors, as well as the finance council of the Catholic Diocese of Buffalo and its audit and compliance committees. Ms. Howard earned her bachelor’s degree in accounting from Niagara University.

Chairman Christopher M. Marks

Mr. Marks, 57, was appointed Chairman of the Servotronics Board in April 2022 and has served as an independent director of the company since 2016. He has served as Chair of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Marks brings over 25 years of financial planning and analysis experience to the company as well as a background in accounting, corporate law and governance. He holds a Bachelor of Science Degree in Accountancy from Villanova University, a Master of Business Administration from St. Bonaventure University, and a Juris Doctorate with honors from the State University of New York at Buffalo School of Law. His extensive experience includes practicing commercial and corporate law at Phillips Lytle, LLP and several years working for the auditing and accounting firm Price Waterhouse in New York City. Mr. Marks is a member of the financial planning firm Jensen, Marks, Langer & Vance, LLC, where he provides financial planning advice and investment management services. Also, he is a member and the Chief Compliance Officer of Sterling Investment Counsel, LLC, a registered investment advisor. Additionally, Mr. Marks is a member of the New York State and Erie County Bar Associations, is a past president of the Buffalo Chapter of the Society of Financial Service Professionals, and has served on various boards and advisory committees for privately held companies, charities, and educational institutions.

Chief Executive Officer and Director William F. Farrell, Jr.

Mr. Farrell, 55, was appointed to serve as Servotronics’ Chief Executive Officer and a member of the company’s Board in April 2022. He joined Servotronics following a more than 30-year career with Western New York-based Moog Inc., where he ran businesses with up to $600 million in annual revenues, 1,400 employees and global facilities, achieved significant sales and operating margin growth, and led successful quality, on-time delivery and safety improvement efforts. Most recently, he served two years as Site General Manager for Moog's Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation. Earlier in his tenure at Moog, he worked in a variety of other executive and engineering roles for the worldwide designer, manufacturer, and integrator of precision control components and systems, including in its Industrials Group, Space Products Division and Engine Controls Division. Mr. Farrell holds a B.S. degree in mechanical engineering from the University of Notre Dame and an M.B.A in manufacturing operations management from the State University of New York at Buffalo.

The Board of Directors has determined that each of Ms. Howard, Mr. Wax and Mr. Marks meet the test of “independence” as defined by the NYSE American listing standards.

IMPORTANT INFORMATION

Servotronics, Inc. ("Servotronics" or the "Company") will file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its annual meeting of shareholders. The Company will furnish the definitive proxy statement to its shareholders. Shareholders are strongly advised to read the proxy statement because it will contain important information from the Company. Shareholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from www.sec.gov or the Company's website at https://servotronics.com/investor-relations/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the Company's solicitation of proxies from shareholders in connection with the matters to be considered at the upcoming annual meeting of shareholders. Information about the Company's directors and executive officers is set forth in (i) the Company's Proxy Statement for its last Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2021, (ii) the Company’s Current Report on Form 8-K announcing the appointment of William F. Farrell, Jr. as Chief Executive Officer of the Company, which was filed with the SEC on April 25, 2022 and (iii) the Company’s Current Report on Form 8-K announcing the appointment of Karen L. Howard and Evan Wax to the Board of Directors, which was filed with the SEC on April 27, 2022, each of which are available at the SEC's website at www.sec.gov or the Company's website at https://servotronics.com/investor-relations/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the upcoming annual meeting of shareholders will be included in the definitive proxy statement that the Company will file with the SEC.

ABOUT SERVOTRONICS

The Company is composed of two groups – the Advanced Technology Group (ATG) and the Consumer Products Group (CPG). The ATG primarily designs, develops and manufactures servo controls and other components for various commercial and government applications (i.e., aircraft, jet engines, missiles, manufacturing equipment, etc.). The CPG designs and manufactures cutlery, bayonets, pocket knives, machetes and combat knives, survival, sporting, agricultural knives and other edged products for both commercial and government applications.

FORWARD-LOOKING STATEMENTS

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “project,” “believe,” “plan,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve numerous risks and uncertainties which may cause the actual results of the Company to be materially different from future results expressed or implied by such forward-looking statements. There are a number of factors that will influence the Company's future operations, including: uncertainties in today's global economy, including political risks, adverse changes in legal and regulatory environments, and difficulty in predicting defense appropriations, the introduction of new technologies and the impact of competitive products, the vitality of the commercial aviation industry and its ability to purchase new aircraft, the willingness and ability of the Company's customers to fund long-term purchase programs, and market demand and acceptance both for the Company's products and its customers' products which incorporate Company-made components, the Company's ability to accurately align capacity with demand, the availability of financing and changes in interest rates, the outcome of pending and potential litigation, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains, the ability of the Company to obtain and retain key executives and employees and the additional risks discussed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company assumes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE American

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